EXHIBIT 10.02


                           TAG-ALONG RIGHTS AGREEMENT

         THIS TAG-ALONG RIGHTS AGREEMENT (this "Agreement") is dated as of July 12, 1999 among Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), the Century Class B Holders (as defined below), Ms. Claire Tow ("Ms. Tow") and the holders (the "Adelphia Class B Holders") of the outstanding shares of Class B Common Stock, par value $.01 per share (the "Adelphia Class B Stock") of Adelphia listed on Schedule B.

                                    RECITALS

         A. Adelphia, its wholly-owned subsidiary Adelphia Acquisition Subsidiary, Inc., a Delaware corporation ("Merger Sub"), and Century Communications Corp., a New Jersey corporation ("Century"), are parties to an Agreement and Plan of Merger, dated as of March 5, 1999 (the "Merger Agreement"), pursuant to which Century will merge (the "Merger") into Merger Sub on the terms and conditions provided therein.

         B. Pursuant to the Merger Agreement, the Century Class B Holders entered into a Voting Agreement, dated as of March 5, 1999, obligating them, on the terms and conditions therein set forth, to vote in favor of the Merger.

         C. The Century Class B Holders required, as a condition to their willingness to sign the Voting Agreement and to approve the Merger, that Adelphia grant certain tag-along rights to the Century Holders, all as provided herein.

         In consideration of the recitals above and the agreements and covenants contained in this Agreement, Adelphia, the Century Holders and the Adelphia Class B Holders agree as follows:

         1. Definitions. The following capitalized terms have the following meanings:

                  "Adelphia" has the meaning set forth in the Parties paragraph.

                  "Adelphia Class A Stock" means the Class A Common Stock, par value $.01 of Adelphia.

                  "Adelphia Class B Holders" has the meaning set forth in the Parties paragraph.

                  "Adelphia Class B Stock" has the meaning set forth in the Recitals.

                  "Adelphia Common Stock" means the Adelphia Class A Stock and the Adelphia Class B Stock.

                  "Adelphia Share Price" means (i) in the case of a Tag-Along Sale consisting solely of Adelphia Class B Stock, the highest price per share received by any Adelphia Class B Holder in such Tag-Along Sale on account of his or her Adelphia Class B Stock, less a discount to agreed upon by such Adelphia Class B Holder and Century Holder and (ii) in the case of all other Tag-Along Sales not covered by clause (i) above, the highest price per share received by the Adelphia Class B Holder in such

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         Tag-Along Sale on account of his or her Adelphia Class A Stock. In the event that the parties cannot agree upon the discount to be applied pursuant to clause (i) above, the determination of a fair market discount by an investment banker of national standing chosen by the Board of Directors of Adelphia shall be deemed to be the discount agreed upon by the Adelphia Class B Holder and the Century Holder. Notwithstanding the foregoing, in the event of a Tag-Along Sale consisting of a combination of Adelphia Class A Stock and Adelphia Class B Stock in which the price paid by any third party for either the Adelphia Class A Stock or the Adelphia Class B Stock does not represent a bona fide purchase price for such shares as determined in good faith by the Board of Directors of Adelphia, then the Adelphia Share Price shall equal the highest price per share received by any Adelphia Class B Holder in such Tag-Along Sale on account of his or her Adelphia Common Stock.

                  "Adelphia Shares" includes (i) all shares of Adelphia Class A Stock issued to the Century Holders pursuant to the Merger Agreement and (ii) all securities of Adelphia or any other entity issued as a dividend or other distribution with respect to, or in exchange or replacement of any such shares.

                  "Agreement" has the meaning set forth in the Parties paragraph.

                  "Century" has the meaning set forth in the Recitals.

                  "Century Class B Holders" means the holders of the Class B Century Shares listed on Schedule A.

                  "Century Holders" means the Century Class B Holders, Ms. Tow and any other person to whom the Tag-Along Rights have been transferred in accordance with Section 11.

                  "Class B Century Shares" means the Class B Common Stock of Century, par value $.01 per share.

                  "Merger" has the meaning set forth in the Parties paragraph.

                  "Merger Agreement" has the meaning set forth in the Parties paragraph.

                  "Other Century Holders" is defined in Section 2(e).

                  "Reference Shares" has the meaning set forth in Section 2(a).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tag-Along Pro Rata Amount" means for each Century Holder, that number of Adelphia Shares derived by multiplying the aggregate number of Adelphia Shares owned by such Century Holder at the time of the proposed Transfer by a fraction, the numerator of which is equal to the aggregate number of Reference Shares proposed to be sold pursuant to the Tag-Along Sale and the denominator of which is the aggregate

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         number of shares of Adelphia Common Stock owned by the Adelphia Class B
         Holders at the time of the proposed Transfer.

                  "Tag-Along Offer" is defined in Section 2(a).

                  "Tag-Along Sale" is defined in Section 2(a).

                  "Tag-Along Rights" means the rights of co-sale provided in
         Section 2.

                  "Transfer" means with respect to any Reference Shares, the sale, assignment or, conveyance, provided however that (i) no bona fide pledge or hypothecation of Adelphia Common Stock by Adelphia Class B Holders or any entity controlled by one or more of the Adelphia Class B Holders shall be deemed to be a Transfer; (ii) no sale or other conveyance of Adelphia Common Stock by Adelphia Class B Holders or any entity controlled by one or more of the Adelphia Class B Holders to other Adelphia Class B Holders or any entity controlled by one or more of the Adelphia Class B Holders shall be deemed to be a Transfer, so long as such transferee complies with Section 2(b); and (iii) no sale or other conveyance of Adelphia Common Stock by Adelphia Class B Holders or any entity controlled by one or more of the Adelphia Class B Holders to immediate family members or descendants of any Adelphia Class B Holder or trusts created for the benefit of any such persons for estate planning or similar purposes shall be deemed to be a Transfer, so long as such transferee complies with Section 2(b).

                  "Unaccepted Shares" is defined in Section 2(e).

         2.       Tag-Along Rights.

         (a) If any Adelphia Class B Holder, or any entity directly or indirectly controlled by any Adelphia Class B Holder, at any time or from time to time after the Effective Date, in one transaction or in a series of related transactions, intends to Transfer (a "Tag-Along Sale") (i) any shares of Adelphia Class B Stock, (ii) any shares of Adelphia Class A Stock in a transaction not involving a sale of Adelphia Class A Stock made publicly pursuant to a registration statement filed under the Securities Act or Rule 144 under the Securities Act (other than sales of Adelphia Class A Stock in excess of 500,000 shares) or (iii) any shares of Adelphia Common Stock in a transaction involving a combination of clause (i) and clause (ii) above, (collectively, "Reference Shares"), such Adelphia Class B Holder will be required to make an offer, or will cause such controlled entity to make an offer (a "Tag-Along Offer"), to each Century Holder of Adelphia Shares, upon the terms and conditions set forth in Section 2(c), to permit such Century Holder to participate in such Tag-Along Sale and sell up to its Tag-Along Pro Rata Amount (plus any Unaccepted Shares as provided in Section 2(e)) for the Adelphia Share Price, on the same terms and conditions applicable to such Adelphia Class B Holder or such entity directly or indirectly controlled by such Adelphia Class B Holder.

         (b) Unless and until the Century Holders have transferred all of their Adelphia Shares pursuant to this Agreement, to transferees other than those named in Section 3 of this Agreement, or pursuant to the Registration Rights Agreement by and among Adelphia and the Class B Holders of even date herewith,

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

if any Adelphia Class B Holder, or any entity directly or indirectly controlled by any Adelphia Class B Holder, intends to Transfer (other than by sale) any Reference Shares to any third party, such Adelphia Class B Holder will, or will cause such controlled entity to, obtain from such third party its agreement to be bound by this Section 2 as if such third party were an Adelphia Class B Holder and to obtain from such third party's transferees a similar agreement to be so bound and to obtain similar agreements.

         (c) If any Adelphia Class B Holder, or any entity directly or indirectly controlled by any Adelphia Class B Holder, is required by the terms of Section 2(a) to make a Tag-Along Offer, it shall promptly (but in any event at least thirty business days prior to the closing of any sale of Reference Shares) give written notice of its intention to sell Reference Shares to each Century Holder. Such notice shall indicate that a Tag-Along Offer is being made pursuant to this Section 2 and describe in reasonable detail:

                  (i) the price at which it intends to sell such Reference Shares (broken out separately for Adelphia Class A Stock and Adelphia Class B Stock),

                  (ii) the number of Reference Shares to be sold (broken out separately for Adelphia Class A Stock and Adelphia Class B Stock),

                  (iii) the Tag-Along Pro Rata Amount for each Century Holder and

                  (iv) the general terms upon which such Adelphia Class B Holder proposes to effect the sale (including, without limitation, the name of the proposed buyer and the form of consideration).

         (d) The Tag-Along Offer may be accepted by any Century Holder holding Adelphia Shares within ten business days from the date of receipt by such Century Holder of such notice by delivering notice of such Century Holder's agreement to sell all or part of such Century Holder's Tag-Along Pro Rata Amount (plus any Unaccepted Shares) for the Adelphia Share Price, upon the terms and conditions pursuant to which the Adelphia Class B Holder's shares are to be sold subject to purchase documentation substantially identical to that accepted by the Adelphia Class B Holder in the proposed transaction, except to the extent that the purchase price differs in accordance with this Agreement.

         (e) In the event that any of the Century Holders elects not to accept the Tag-Along Offer to the fullest extent permitted by his Tag-Along Pro Rata Amount, then all the Adelphia Shares for which such Century Holder does not accept the Tag-Along Offer (the "Unaccepted Shares") shall be aggregated and made available to the other Century Holders (the "Other Century Holders") for sale by such Other Century Holders pursuant to the Tag-Along Offer. The Unaccepted Shares shall be allocated to the Other Century Holders (excluding in each case each Century Holder which has not accepted the Tag-Along Offer to the fullest extent available to it) based on the ratio of Adelphia Shares then owned by the Other Century Holders, one to the other, and shall be in addition to any Adelphia Shares that such Other Century Holder may otherwise be permitted to sell pursuant to the Tag-Along Offer based on his Tag-Along Pro Rata Amount. Notice may be given by the Other Century Holder or Holders of acceptance for

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

sale in the Tag-Along Offer of applicable Unaccepted Shares within five business days after the termination of the aforesaid ten day period. In the event any Other Century Holder does not accept all of the Unaccepted Shares available to him in a particular Tag-Along Offer, the aforesaid procedure shall be repeated until there are no Other Century Holders, with each five-day notice period to commence at the end of the immediately preceding five-day period.

         (f) No Adelphia Class B Holder will sell any Reference Shares without obtaining the agreement of the transferee thereof to purchase shares of Adelphia Common Stock from the Century Holders as provided in this Section 2, provided, however, that in the event that an acquiror is unwilling to purchase each Century Holder's Tag-Along Pro Rata Amount (including any Unaccepted Shares as provided in Section 2(e)), the Adelphia Class B Holders will have the right to purchase such Adelphia Shares from such Century Holder for the Adelphia Share Price on the same terms and conditions as the Tag-Along Sale, which purchase is a prerequisite to such sale of Reference Shares by an Adelphia Class B Holder. Any Transfer or attempt to Transfer any Adelphia Common Stock by any Adelphia Class B Holder in violation of the terms and conditions of this Agreement shall be null and void and of no force and effect.

         3. Transfer Rights. The Tag-Along Rights of the Century Holders under
Section 2 may be transferred to any transferee or devolve upon any person who is
(i) a nominee or descendant of such Century Holder or a trust (including any subtrusts thereof) of which such Century Holder is the Trustor so long as the beneficial owner of the Adelphia Shares being transferred is the Trustor or any relative of the Trustor or any charitable foundation or other eleemosynary institution or charitable remainder trusts, (ii) the beneficial owner of any Century Holder which is a trust, (iii) an entity controlled by such Century Holder, (iv) a shareholder or partner, as the case may be, of any Century Holder, (v) a bona fide purchaser for value from such Century Holder of Adelphia Common Stock having a market value at the time of sale of more than $10,000,000,
(vi) charitable donees or family donees, (vii) a beneficial owner of an existing trust controlled by any Century Holder and otherwise to third parties for estate planning or similar purposes. Adelphia will be given written notice by the Century Holder at the time of any transfer stating the name and address of any transferee and identifying the securities with respect to which the rights hereunder are being transferred.

         4. No Inconsistent Agreements. Neither Adelphia nor any Adelphia Class B Holder will enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Century Holders in this Agreement or otherwise conflicts with the provisions hereof.

         5. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of Adelphia and at least the Century Holders holding a majority of the Adelphia Shares.

         6. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier or air courier guaranteeing overnight delivery:

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

                  (a) if to a Century Holder, at the most current address given by such Century Holder to Adelphia in accordance with the provisions hereof, which address at the date hereof is set forth on Schedule A; and

                  (b) if to Adelphia or any Adelphia Class B Holder, at the address set forth on Schedule B.

         All such notices and communications shall be deemed to have been dully given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. Adelphia will promptly provide a list of the most current addresses of the Century Holders of Adelphia Shares given to it in accordance with the provisions hereof to any such Century Holder for the purpose of enabling such Century Holder to communicate with other Century Holders in connection with this Agreement.

         7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

         10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         11. Entire Agreement. This Agreement is intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         12. Voting Rights. Each of the Adelphia Class B Holders agree that, so long as the Century Class B Holders and the Century Permitted Assignees and Transferees (as defined in the Merger Agreement) own at least 10% of the outstanding Adelphia common stock, each Adelphia Class B Holder will vote or cause to be voted his Adelphia common stock so as to (i) elect Leonard Tow, Scott Schneider and Bernard Gallagher to the Board of Directors of Adelphia and
(ii) subject to the reasonable discretion of each Adelphia Class B Holder, elect such other Century Designees (as defined in the Merger Agreement) as may be nominated.

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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


ADELPHIA COMMUNICATIONS CORPORATION



By:   /s/ Timothy Rigas
Name: Timothy Rigas
Title:

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

CENTURY HOLDERS


THE CLAIRE TOW TRUST


By:  /s/ Leonard Tow
Leonard Tow, Trustee


By:  /s/ Claire Tow
Claire Tow, Trustee


By:  /s/ David Z. Rosensweig
David Z. Rosensweig, Trustee:
Title:


THE TRUST CREATED BY CLAIRE TOW UNDER DATE OF DECEMBER 10, 1979


By:  /s/ David Z. Rosensweig
David Z. Rosensweig, Trustee


LEONARD TOW

/s/ Leonard Tow


CLAIRE TOW

/s/ Claire Tow

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

ADELPHIA CLASS B HOLDERS


/s/ John J. Rigas
John J. Rigas

/s/ Michael J. Rigas
Michael J. Rigas

/s/ Timothy J. Rigas
Timothy J. Rigas

/s/ James P. Rigas
James P. Rigas


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



                                   SCHEDULE A
                             CENTURY CLASS B HOLDERS

Leonard Tow
160 Lantern Ridge Road
New Canaan, CT 06840
Telephone:  203-966-0931
Facsimile:  203-972-2821

Trust dated December 10, 1979 by Claire
Tow as Grantor
160 Lantern Ridge Road
New Canaan, CT 06840
Telephone:  203-966-0931
Facsimile:  203-972-2821

The Claire Tow Trust, created under date of July 1973 by Leonard Tow as Grantor
160 Lantern Ridge Road
New Canaan, CT 06840
Telephone:  203-966-0931
Facsimile:  203-972-2821

in each case with copies to:

Leavy, Rosensweig & Hyman
11 East 44th Street
New York, NY 10017
Telephone:  212-983-0400
Facsimile:  212 983-2537
Attention:  David R. Rosensweig

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



                                   SCHEDULE B
                            ADELPHIA CLASS B HOLDERS


John J. Rigas
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

Michael J. Rigas
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

Timothy J. Rigas
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

James P. Rigas
Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

in each case with copies to:

Buchanan Ingersoll Professional Corporation
20th Floor, 301 Grand Street
Pittsburgh, PA 15219
Attention:  Bruce Booken and Carl Rothenberger

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